UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Stockholders of Kraft Foods Inc. (the “Company”) held on April 25, 2006 (the “2006 Annual Meeting”), the Company’s stockholders approved the 2006 Stock Compensation Plan for Non-Employee Directors (the “2006 Plan”). The 2006 Plan had been adopted by the Company’s Board of Directors (the “Board”) on February 26, 2006, subject to stockholder approval.

The 2006 Plan provides for the annual grant of awards to non-employee directors and is intended to replace the Company’s 2001 Stock Compensation Plan for Non-Employee Directors. The purposes of the 2006 Plan are to (i) align the interests of the Company’s non-employee directors with its stockholders and (ii) attract and retain highly qualified non-employee directors. At present, there are five directors eligible to participate in the 2006 Plan because they are members of the Board who are not full-time employees of the Company, its parent or its subsidiaries.

The Compensation Committee of the Board (the “Compensation Committee”) or a subcommittee thereof will administer the 2006 Plan. The 2006 Plan provides for the issuance of up to 500,000 shares of the Company’s Class A Common Stock (“Common Stock”), subject to adjustment as determined by the Compensation Committee in the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event. If any stock option or other stock-based award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such award will again be available for distribution in connection with awards under the 2006 Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an award will not be made available for future distribution in connection with awards under the 2006 Plan.

The Plan provides for each non-employee director to receive, on an annual basis, restricted shares of Common Stock having an aggregate fair market value of $115,000 or greater, as determined by the Compensation Committee. Awards may be paid in the form of shares of Common Stock, restricted stock, stock options, other stock-based awards, or any combination thereof, as determined by the Compensation Committee.

If stock options or similar stock-based awards, such as stock appreciation rights, are granted under the 2006 Plan, the exercise price of each such award will be the fair market value of a share of Common Stock on the date of grant. The term of each stock option will be 10 years. Each stock option or similar stock-based award will vest in not less than six months from the date of the grant. Such awards will be forfeited if the participant ceases to be a non-employee director during any vesting period, other than as a result of death or disability. The Compensation Committee may require or permit a participant to defer the receipt of shares of Common Stock or other awards under the 2006 Plan.

The complete description of the terms and conditions of the 2006 Plan included in the Company’s Definitive Proxy Statement for the 2006 Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 10, 2006 under the heading “2006 Stock Compensation Plan for Non-Employee Directors” is incorporated herein by reference. The complete text of the 2006 Plan was filed as Exhibit E to the Proxy Statement and is incorporated herein by reference as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1

2006 Stock Compensation Plan for Non-Employee Directors, which is incorporated herein by reference to Exhibit E to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 10, 2006

	10.2	Form of Restricted Stock Award Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: April 26, 2006	/s/ MARC S. FIRESTONE
	Name:	Marc S. Firestone
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

2006 Stock Compensation Plan for Non-Employee Directors, which is incorporated herein by reference to Exhibit E to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 10, 2006

10.2	Form of Restricted Stock Award Letter